UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      September 23, 2005

LESCO, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13147	34-0904517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 E. 9th Street, Suite 1300, Cleveland, Ohio	44114

(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (216) 706-9250

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard
     On September 23, 2005, the Company advised The Nasdaq Stock Market that it believed it had not complied with NASDAQ’s Marketplace Rule 4350(i)(1)(A)(iv), requiring a press release to disclose inducement option grants made outside the shareholder-approved The LESCO, Inc. 2000 Stock Incentive Plan. The noncompliance related to five option grants representing 61,500 shares. In addition, the Company advised NASDAQ that it had not complied with Marketplace Rule 4310(c)(17)(A), requiring the Company to file a Listing of Additional Shares with respect to six inducement grants, including the five grants for which a press release was not made.
     On September 27, 2005, the Company issued a press release identifying the five inducement option grants and filed with The Nasdaq Stock Market Listings of Additional Shares with respect to 161,500 shares granted pursuant to inducement options. The press release is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.
99.1	News Release dated September 27, 2005.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESCO, INC.
(Registrant)
Date: September 28, 2005	By:	/s/ Jeffrey L. Rutherford

Jeffrey L. Rutherford
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

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